Exhibit 2.2

FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of August      , 2003, by and among (a) Sheridan Acquisition Corp., a Delaware corporation (the “Buyer”), (b) The Sheridan Group, Inc., a Maryland corporation (the “Company”), (c) BancBoston Ventures Inc. and John A. Saxton (the “Seller Representatives”), on behalf of and solely in their capacity as representatives of all of the Sellers (as defined in the Stock Purchase Agreement as hereinafter defined).

WHEREAS, the Buyer, the Company, the Sellers and the Seller Representatives are parties to a Stock Purchase Agreement, dated as of August 1, 2003 (the “Stock Purchase Agreement”); and

WHEREAS, the Buyer, the Company and the Seller Representatives, on behalf of all of the Sellers in accordance with Section 15 of the Stock Purchase Agreement, have agreed, subject to the terms and conditions set forth herein, to modify certain provisions of the Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing premise and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer, the Company and the Seller Representatives hereby agree as follows:

§1.  DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Stock Purchase Agreement as amended hereby.

§2.  AMENDMENT TO SCHEDULE 2 OF THE STOCK PURCHASE AGREEMENT. Schedule 2 (Escrowing Sellers and Non-Escrowing Sellers) to the Stock Purchase Agreement is hereby deleted in its entirety and the attached Schedule 2 is substituted in lieu thereof.

§3.  AMENDMENT TO SCHEDULE 2.2(c) OF THE STOCK PURCHASE AGREEMENT. Schedule 2.2(c) (Assumed Indebtedness) to the Stock Purchase Agreement is hereby deleted in its entirety and the attached Schedule 2.2(c) is substituted in lieu thereof.

§4.  AMENDMENT TO SCHEDULE 3.5 OF THE STOCK PURCHASE AGREEMENT. Schedule 3.5 (Consents, Permits, Etc.) to the Stock Purchase Agreement is hereby deleted in its entirety and the attached Schedule 3.5 is substituted in lieu thereof.

§5.  AMENDMENT TO SCHEDULE 3.11(a) OF THE STOCK PURCHASE AGREEMENT. Schedule 3.11(a) (Real Property) to the Stock Purchase Agreement is hereby deleted in its entirety and the attached Schedule 3.11(a) is substituted in lieu thereof.

§6.  AMENDMENT TO SCHEDULE 7.9 OF THE STOCK PURCHASE AGREEMENT. Schedule 7.9 (Consents) to the Stock Purchase Agreement is hereby deleted in its entirety and the attached Schedule 3.5 is substituted in lieu thereof.

§7.  AMENDMENT TO SCHEDULE 9.1 OF THE STOCK PURCHASE AGREEMENT. Schedule 9.1 (Exchanging Sellers; Rollover Amounts) to the Stock Purchase Agreement is hereby deleted in its entirety and the attached Schedule 9.1 is substituted in lieu thereof.

§8.  AMENDMENT TO SCHEDULE 11 OF THE STOCK PURCHASE AGREEMENT. Schedule 11 (Exclusive Dealing; Transfer) to the Stock Purchase Agreement is hereby deleted in its entirety and the attached Schedule 11 is substituted in lieu thereof.

§9.  CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the execution and delivery of this Amendment by the Buyer, the Company, the Seller Representatives and, solely with respect to Section 8 hereof, J.M. Dryden Hall.

§10.  MISCELLANEOUS.  Except as expressly set forth in this Amendment, all of the terms and provisions of the Stock Purchase Agreement shall remain in full force and effect.  This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  The validity and construction of this Amendment shall for all purposes be governed by the internal laws (and not the choice-of-law rules) of the State of New York.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this First Amendment to Stock Purchase Agreement to be duly executed and delivered as of the date and year first above written.

SHERIDAN ACQUISITION CORP.

	By:	/s/ Nicholas Daraviras
		Name:	Nicholas Daraviras
		Title:	President

THE SHERIDAN GROUP, INC.

	By:	/s/ John A. Saxton
		Name:	John A. Saxton
		Title:	President and Chief Executive Officer

SELLER REPRESENTATIVES:

BANCBOSTON VENTURES INC., as a Seller Representative

	By:	/s/ William Parent
		Name:	William Parent
		Title:	Managing Director

/s/ John A. Saxton
John A. Saxton, as a Seller Representative

ACCEPTED AND AGREED:

/s/ J.M. Dryden Hall, Jr.
J.M. Dryden Hall, Jr., solely with respect to Section 4 hereof

Schedule 2

ESCROWING SELLERS AND NON-ESCROWING SELLERS

A.           Escrowing Sellers

1.	BancBoston Ventures Inc.

2.	Sheridan Investment Group, Inc. (f/k/a RCS Holdings, Inc.)

3.	R. Champlin Sheridan

4.	RBS Capital Corporation (f/k/a NatWest USA Captial Corporation)

5.	David C. Hewitt

6.	BT/Alex Brown-Custodian f/b/o John A. Saxton IRA

7.	John A. Saxton

8.	G. Paul Bozuwa

9.	J.M. Dryden Hall, Jr.

10.	KCB Services (J.M. Dryrden Hall, Jr. Rollover IRA)

11.	Guarantee & Trust Co., t/t/e f/b/o J.M. Dryden Hall, Jr.

12.	Archimedes Funding L.L.C.

13.	PB Capital Corporation (f/k/a BHF-Bank Aktiengesellschaft)

14.	F. Ross Jones

15.	Gary T. DiCamillo

16.	Exeter Venture Lenders, L.P.

17.	Exeter Capital Partners IV, L.P.

18.	Thomas O. Nuttle

19.	Stuart V. Smith, Jr.

20.	George A. Whaling

B.             Non-Escrowing Sellers

21.	J. Kenneth Garner

22.	Joan B. Weisman

23.	Robert M. Jakobe

24.	Patricia A. Stricker

25.	Douglas R. Ehmann

26.	John M. Elliot

27.	Richard C. Hawkins

28.	Christopher M. Azbill

29.	Wayne M. Peterson

30.	J. Dennis Smith

31.	Christopher P. Benyovsky

32.	Michael J. Sartorelli

33.	David T. Merchant

34.	Gary J. Kittredge

35.	James W. Stirling

36.	Arthur R. Myers

37.	William P. Walters

38.	Robert M. Moore

39.	Craig H. Deery

40.	Edward H. Hartman

41.	Jennifer A. Bedell

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Schedule 2.2(c)

ASSUMED INDEBTEDNESS

None.

Schedule 3.5

CONSENTS, PERMITS, ETC.

PART A—CONSENTS

1.	Master Lease Agreement, dated as of June 4, 2002, by and between General Electric Capital Corporation and Sheridan Press, with respect to Kolbus binder.

2.	Master Lease Agreement, dated as of May 10, 2001, by and between General Electric Capital Corporation and Dartmouth Printing, with respect to Gammerler robot.

3.	Master Lease Agreement, dated as of March 28, 2001, by and between General Electric Capital Corporation and United Litho, with respect to Kolbus binder/gatherer.

4.

Lease, dated as of January 18, 1999, as amended March 1, 2003, by and between Hunt Valley 75 Limited Partnership, as landlord, and the Company, as tenant, for 11311 McCormick Road, Suite 260, Hunt Valley, Maryland (Headquarters).

PART B—PERMITS

1.	Sheridan Press, Commonwealth of Pennsylvania Air Quality Permit No. 67-03033, effective June 1, 2002.

2.	Sheridan Press, Penn Township Wastewater Discharge Permit No. 2000-8, dated February 1, 2000.

3.

Sheridan Books, State of Michigan, Department of Environmental Quality, Permit No. 418-97 to install heatset, webfed, perfecting offset lithographic printing press and catalytic thermal oxidizer, dated February 4, 2003.

4.	Capital City Press, State of Vermont Air Pollution Control Permit to operate, OP-95-131; issued June 21, 2002.

5.	Capital City Press, State of Vermont Air Contaminant Source Registration Certificate valid through June 30, 2004.

6.	Capital City Press, State of Vermont Air Contaminant Source Registration Certificate valid through June 30, 2003.

7.	Sheridan Books, State of Michigan, Department of Environmental Quality, Air Quality Division Permit No. 297-01, approved June 3, 2002.

8.	Sheridan Books, Letter dated February 25, 2003 from Township of Scio, Ann Arbor, Michigan, confirming that Sheridan Books’ Industrial Pretreatment Program Permit No. ST-0002 was extended.

9.

Sheridan Books, State of Michigan, Department of Environmental Quality, National Pollutant Discharge Elimination System (NPDES) Permit No. MIS410027 for the Ann Arbor, Michigan site, dated September 5, 2000, confirming the name change from Braun-Brumfield to Sheridan Books.

10.	Sheridan Books, State of Michigan, Department of Environmental Quality, NPDES Permit No. MIS410391 for the Chelsea, Michigan site, dated January 20, 2000.

11.	Sheridan Books, Commonwealth of Virginia, Department of Environmental Quality, Stationary Source Permit to Modify and Operate No. 40759, dated March 29, 2001.

12.	Dartmouth Printing, State of New Hampshire, Department of Environmental Services, Site Specific Permit No. WPS-5970, dated August 20, 2001.

13.	Dartmouth Printing, State of New Hampshire, Department of Environmental Services, Underground Storage Facility Permit to Operate, Facility Identification No. 0110310, dated May 1, 1999.

14.	Dartmouth Printing, United States Environmental Protection Agency, NPDES Storm Water Notice of Intent Center, Permit No. NHR05A578, dated March 14, 2001.

15.

Dartmouth Printing, State of New Hampshire, Department of Environmental Services, Stack Test Approval for Volatile Organic Compound Destruction Removal of MEGTEC CleanSwitch No. 150-95 RTO, dated December 10, 2002.

16.	Dartmouth Printing, State of New Hampshire, Department of Environmental Services, Temporary Permit for Regenerative Thermal Oxidizer No. FP-T-0092, dated August 21, 2002.

17.	United Litho, Commonwealth of Virginia, Department of Environmental Quality, Stationary Source Permit to Modify and Operate, AIRS ID No. VA-107-00132, Registration No. 72326, dated October 23, 2001.

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Schedule 3.11(a)

REAL PROPERTY

Owned Real Property

1.	450 Fame Avenue, Hanover, Pennsylvania (Manufacturing, sales and administrative offices). Owned by Sheridan Press.

2.	400 Fame Avenue, Hanover, Pennsylvania (Warehouse space). Owned by Sheridan Press.

3.	2178 Airport Road, Barre, Vermont (Manufacturing, sales and administrative offices). Owned by Capital City Press.

4.	613 East Industrial Drive, Chelsea, Michigan (Manufacturing and administrative offices). Owned by Sheridan Books.

5.	100 N. Staebler Road, Ann Arbor, Michigan (Manufacturing and sales offices). Owned by Sheridan Books.

6.	3591 Lee Hill Drive, Fredericksburg, Virginia (Manufacturing). Owned by Sheridan Books.

7.	69 Lyme Road, Hanover, New Hampshire (Manufacturing, sales and administrative offices). Owned by Dartmouth Printing.

8.	21800 Beaumeade Circle, Ashburn, Virginia (Manufacturing, sales and administrative offices). Owned by United Litho.

Leased Real Property

1.

Lease, dated as of January 18, 1999, as amended March 1, 2003, by and between Hunt Valley 75 Limited Partnership, as landlord, and the Company, as tenant, for 11311 McCormick Road, Suite 260, Hunt Valley, Maryland (Headquarters).

2.

Lease, dated as of June 18, 2002, as amended June 19, 2003, by and between Wall Street Investments, as landlord, and Capital City Press, as tenant, with respect to manufacturing space located at 131 South Main Street, Barre, Vermont.

3.

Lease, dated as of November 26, 1997, by and between Ronald L. Saldi, Sr. and Marylou Saldi, as landlord, and Capital City Press, as tenant, with respect to warehouse space located at 109 Industry Street—Williamstown Industrial Park—Route 14, Williamstown, Vermont.

4.	Lease, dated as of March 1, 2003, by and between Angela Matera, as landlord, and Sheridan Books, as tenant, with respect to office space located at 510 Sylvan Avenue, Englewood Cliffs, New Jersey.

5.

Lease, dated as of June 1, 2001, by and between S.D. & B. Enterprises, Inc., as landlord, and Sheridan Books, as tenant, with respect to sales offices located at 201 Houston Street, Suite 302, Batavia, Illinois.

6.

Lease, dated as of May 1, 1999, by and between Hilldrup Properties, as landlord, and Sheridan Books, as tenant, with respect to 18,700 square feet of storage space located at 216 Central Road, Fredericksburg, Virginia.

7.

Verbal Agreement by Dartmouth Printing to lease on a month to month basis, at $1,650 per month, from Daniels Transport, 12,000 square feet of storage space located at 250 Bank Street Extension, Lebanon, New Hampshire.

8.	Lease, dated as of May 30, 2002, by and between APAC Realty Corp., as landlord, and Dartmouth Journal, as tenant, with respect to office space located at 3 Archertown Road, Orford, New Hampshire.

9.

Lease, dated as of July 9, 1999 and renewed on August 1, 2003, by and between Aegis Palatine, LLC, as landlord, and Sheridan Books, as tenant, with respect to office space located at 800 East Northwest Highway, Suite 700, Palatine, Illinois.

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Schedule 7.9

CONSENTS

1.	Master Lease Agreement, dated as of June 4, 2002, by and between General Electric Capital Corporation and Sheridan Press, with respect to Kolbus binder.

2.	Master Lease Agreement, dated as of May 10, 2001, by and between General Electric Capital Corporation and Dartmouth Printing, with respect to Gammerler robot.

3.	Master Lease Agreement, dated as of March 28, 2001, by and between General Electric Capital Corporation and United Litho, with respect to Kolbus binder/gatherer.

4.

Lease, dated as of January 18, 1999, as amended March 1, 2003, by and between Hunt Valley 75 Limited Partnership, as landlord, and the Company, as tenant, for 11311 McCormick Road, Suite 260, Hunt Valley, Maryland (Headquarters).

Schedule 9.1

EXCHANGING SELLERS; ROLLOVER AMOUNTS

Exchanging Sellers	Rollover Amounts

David C. Hewitt	$600,000
John A. Saxton (IRA)	$1,500,000
G. Paul Bozuwa	$300,000
J.M. Dryden Hall	$100,000
Gary T. DiCamillo	$300,000
George A. Whaling	$305,192.53	(1)
J. Kenneth Garner	$22,918.08	(2)
Joan B. Weisman	$16,370.06	(2)
Robert M. Jakobe	$29,740.29	(3)
Patricia A. Stricker	$16,370.06	(2)
Douglas R. Ehmann	$49,110.14	(2)
Craig H. Deery	$23,792.23	(4)

Total Approximate Rollover Amount	$3,263,493.39

(1)                                  The Rollover Amount set forth above for George A. Whaling is an approximate amount.  His actual Rollover Amount will equal his Cash Payment Amount.

(2)                                  The Rollover Amounts set forth above for each of J. Kenneth Garner, Joan B. Weisman, Patricia A. Stricker and Douglas R. Ehmann are approximate amounts.  Each such Exchanging Seller’s actual Rollover Amount will be an amount equal to (a) the Per Share Purchase multiplied by (b) the number of shares of Class A Common Stock to be issued to him or her, as the case may be, upon the conversion of all of the shares of Series A-1 Preferred Stock held by him or her.

(3)                                  The Rollover Amount set forth above for Robert M. Jakobe is an approximate amount.  His actual Rollover Amount will be an amount equal to (a) the Per Share Purchase multiplied by (b) 125, representing the number of shares of Class A Common Stock held by him prior to the exercise of his Options.

(4)                                  The Rollover Amount set forth above for Craig H. Deery is an approximate amount.  His actual Rollover Amount will be an amount equal to (a) the Per Share Purchase multiplied by (b) 100, representing the number of shares of Class A Common Stock held by him.

Schedule 11

EXCLUSIVE DEALING; TRANSFER

The Sheridan Investment Group, Inc., a corporation controlled by R. Champlin Sheridan, intends to transfer 9,165 shares of Class A Common Stock held by it to R. Champlin Sheridan, who in turn will transfer all 9,165 shares transferred to him by the Sheridan Investment Group, Inc. to The Johns Hopkins University as a charitable gift.

J.M. Dryden Hall, Jr. intends to transfer 4,306 shares of Class A Common Stock held by him to Corinthian Prospects, L.P., a Delaware limited partnership jointly controlled by J.M. Dryden Hall, Jr. and his wife.